Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407
Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164

For release: April 30, 2014

SEALED AIR REPORTS FIRST QUARTER 2014 RESULTS

•	Adjusted EBITDA Increased 8.9% to $252 Million or 13.8% of Net Sales

•	2014 Adjusted EPS of $0.33 Increased 43%; Reported EPS of $0.33

ELMWOOD PARK, N.J., Wednesday, April 30, 2014 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the first quarter 2014. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “First quarter 2014 net sales of $1.8 billion increased 2.8% on a constant dollar basis compared to last year primarily due to favorable price/mix of 3.4%. We delivered favorable product price/mix across all divisions and all regions, which contributed to a year-over-year improvement of 160 basis points in gross profit margin. We also increased Adjusted EBITDA margin by 110 basis points to 13.8% as compared to 12.7% in the previous year.”

“We have made tremendous progress engaging our customers on our value-added solutions and how we ‘Re-imagine™ the industries they serve.’ We will continue to focus on improving our product mix and delivering the most innovative solutions to the marketplace. Our first quarter performance is a true testament to our strong market leadership position and commitment to improving the quality of earnings. We are on track to achieve the high-end of the range we previously provided for full year Adjusted EBITDA of $1.050 billion to $1.070 billion. We are also increasing our Free Cash Flow outlook to approximately $425 million,” Peribere continued.

All results presented in this release include results on a continuing operations basis and reflect the change in the Company’s segment structure as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2014. The Rigid Medical Packaging business, which the Company sold in December 2013, has been presented as discontinued operations. Reported information is defined as U.S. GAAP. Year-over-year net sales discussions present both reported and constant dollar performance. Constant dollar sales performance excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Tax Rate, exclude the impact of special items, such as restructuring charges, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other one-time items.

Business and Financial Highlights

•

Net sales in the Food Care division of $904 million were unchanged compared to last year. On a constant dollar basis, Food Care net sales increased by 3.9% primarily due to favorable price/mix of 4.1%, partially offset by a slight decline in volume. Adjusted EBITDA increased 9.5% to $160 million or 17.6% of net sales. This compares to Adjusted EBITDA in the first quarter 2013 of

$146 million or 16.1% of net sales. The 150 basis point improvement in Adjusted EBITDA margin was due to favorable mix and price/cost spread as well as cost synergies, partially offset by non-material inflation and negative currency translation.

•	The Diversey Care division reported net sales of $505 million, a 1.5% decline compared to last year. On a constant dollar basis, net sales increased 1.2% with favorable price/mix of 3.2% partially offset by a 2.0% decline in volume. Adjusted EBITDA increased 4.5% to $45 million or 8.8% of net sales. This compares to Adjusted EBITDA in the first quarter 2013 of $43 million or 8.3% of net sales. The 50 basis point improvement was primarily attributable to a more favorable customer mix, improved pricing trends and cost synergies, partially offset by lower volumes, non-material inflation and negative currency translation.

•	The Product Care division reported net sales of $394 million, a 1.7% increase compared to last year. On a constant dollar basis, net sales increased by 2.6% primarily due a favorable price/mix of 2.1% and a slight increase in volume. Adjusted EBITDA increased 12.0% to $70 million or 17.8% of net sales. This compares to Adjusted EBITDA in the first quarter 2013 of $63 million or 16.2% of net sales. The 160 basis point improvement was largely attributable to favorable mix and price/cost spread as well as cost synergies.

First Quarter 2014 Summary

First quarter 2014 net sales of $1.8 billion were unchanged on a reported basis compared with first quarter 2013. On a constant dollar basis, net sales increased 2.8%. The Company delivered constant dollar sales growth in all regions, except Europe which declined 1.6%. Latin America increased 9.9%, AMAT1 increased 7.2%, North America increased 3.5% and JANZ2 increased 1.3%. Additionally, first quarter 2014 reported net sales from Developing Regions3 increased 7.9% in constant dollars, accounting for 25.0% of total net sales. Favorable product price/mix of 3.4% was slightly offset by a 0.6% decline in volume.

Adjusted EBITDA for the first quarter 2014 increased 8.9% to $252 million, or 13.8% of net sales. This compares to first quarter 2013 of $231 million, or 12.7% of net sales. The 110 basis point improvement in Adjusted EBITDA margin in the first quarter 2014 was primarily attributable to a more favorable mix and price/cost spread and cost synergies, partially offset by non-material inflation, lower volumes and $8 million negative currency translation.

Reported first quarter 2014 net earnings were $72 million, or $0.33 per share, which included special items largely comprised of foreign currency exchange losses related to Venezuelan subsidiaries and costs associated with previously announced restructuring programs, offset by a gain on the W. R. Grace & Co. Settlement agreement, which primarily consisted of the release of certain tax and other liabilities. This compares to reported net earnings of $1 million in the same period a year ago. Adjusted Net Earnings were $71 million or $0.33 per share in the first quarter 2014. This compares to Adjusted Net Earnings of $50 million, or $0.23 per share in the first quarter 2013. The tax rate in the first quarter 2014 was 21.4% as compared with 18.3% in the first quarter 2013.

Cash Flow and Net Debt

As previously disclosed, on February 3, 2014, the Company funded the W. R. Grace & Co. Settlement and related accrued interest with $555 million of accumulated cash and cash equivalents and $375 million from committed credit facilities, contributing to the net cash used in operating activities of $938 million in the three months ended March 31, 2014. Excluding the payment of the Settlement

[1]	AMAT is comprised of Asia, Middle East, Africa and Turkey.
[2]	JANZ is comprised of Japan, Australia and New Zealand.
[3]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

agreement, cash used by operating activities was $8 million, which is net of $27 million of restructuring and $14 million of SARs payments. This compares with cash used in operating activities of $38 million in the three months ended March 31, 2013, which is net of $24 million of restructuring and $17 million of SARs payments. Capital expenditures were $28 million for the three months ended March 31, 2014 and $26 million for the three months ended March 31, 2013.

Free Cash Flow, defined as net cash used in operating activities less capital expenditures, was a use of $966 million in the three months ended March 31, 2014. Excluding the Settlement agreement payment, Free Cash Flow was a use of $36 million, compared with a use of $63 million during the same period a year ago. Compared to December 31, 2013, the Company’s net debt increased $61 million to $4.4 billion as of March 31, 2014. This increase was a result of net cash used for working capital items, including seasonal inventory growth, certain annual incentive compensation payments and higher interest payments.

Outlook for Full Year 2014

The Company reaffirmed previously provided outlook for net sales and Adjusted EPS. Net sales are expected to be approximately $7.7 billion or relatively flat compared to 2013 with organic growth offset by rationalization and an estimated unfavorable impact of more than 2% from foreign currency translation. Adjusted EPS is expected to be in the range of $1.50 to $1.60 as compared with 2013 Adjusted EPS of $1.39. The Company is increasing its expected Tax Rate to approximately 27% from the previously provided estimate of approximately 25% for the full year 2014.

The outlook for Adjusted EBITDA is estimated to be at the high-end of the previously provided range of $1.050 billion to $1.070 billion as compared with 2013 Adjusted EBITDA of $1.038 billion. The Company is increasing its Free Cash Flow outlook to approximately $425 million from the previously provided outlook of $410 million. The forecast for capital expenditures and cash restructuring charges remain unchanged at approximately $170 million for capital expenditures and approximately $150 million for restructuring. The Company’s Free Cash Flow target excludes the Settlement payment.

Conference Call Information

Date:	April 30, 2014
Time:	10:00am EST
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 713-4199 (domestic)
(617) 213-4861 (international)
Participant Code:	41188282

Conference Call Replay Information

Dates:	Wednesday, April 30, 2014 starting at 2:00pm (ET) through
Wednesday, June 4, 2014 at 11:59pm (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	96115207

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2013, the Company generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey™ cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow, EBITDA, Adjusted EBITDA and tax rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of free cash flow, net debt, and EBITDA figures to determine performance-based compensation. Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance. Management believes that this information may be useful to investors. For a reconciliation of these non-U.S. GAAP metrics to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment Information,” and “Components of Change in Net Sales by Segment.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W. R. Grace & Co. Settlement agreement (as defined in the Company’s Annual Report on Form 10-K), potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including domestic and international economic and political conditions, changes in our raw material and energy costs, credit ratings, the success of restructuring plans, currency translation and devaluation effects, the competitive environment, the effects of animal and food-related health issues, environmental matters, and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2014	2013
		Revised(2)
Net sales	$1,827.7	$1,828.9
Cost of sales	1,186.7	1,216.7

Gross profit	641.0	612.2
As a % of total net sales	35.1%	33.5%
Selling, general and administrative expenses	447.4	434.7
As a % of total net sales	24.5%	23.8%
Amortization expense of intangible assets acquired	31.2	31.9
Stock appreciation rights expense(3)	0.5	18.0
Costs related to the acquisition and integration of Diversey	0.9	0.4
Restructuring and other charges (credits)	6.1	(0.2)

Operating profit	154.9	127.4
Interest expense	(78.5)	(90.8)
Foreign currency exchange losses related to Venezuelan subsidiaries(4)	(15.0)	(13.1)
Gain on Settlement agreement, net(5)	21.1	—
Loss on debt redemption	(0.4)	(32.3)
Other income (expense), net	0.4	0.3

Earnings (loss) from continuing operations before income tax provision	82.5	(8.5)
Income tax provision (benefit)	10.7	(9.2)

Effective income tax rate	13.0%	108.2%
Net earnings from continuing operations	71.8	0.7

Net earnings from discontinued operations(2)	—	2.0

Net earnings available to common stockholders	$71.8	$2.7

Net earnings per common share:
Basic:
Continuing operations	$0.35	$—
Discontinued operations	—	0.01

Net earnings per common share - basic	$0.35	$0.01

Diluted:
Continuing operations	$0.33	$—
Discontinued operations	—	0.01

Net earnings per common share - diluted	$0.33	$0.01

Dividends per common share	$0.13	$0.13

Weighted average number of common shares outstanding:
Basic	206.7	193.8

Diluted	214.5	212.7

(1)	The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	In December 2013, we completed the sale of our rigid medical packaging business for net cash proceeds of $122 million. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(3)	At March 31, 2014, the remaining amount of unvested cash-settled stock appreciation rights (“SAR”s) will fully vest over the next 12 months. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.
(4)	Based on recent changes to the Venezuelan currency exchange rate mechanisms, we changed the exchange rate we used to remeasure our Venezuelan subsidiary’s financial statements into U.S. dollars. As a result, as of March 31, 2014 our excess cash position in our Venezuelan subsidiaries was remeasured at Venezuela’s Supplementary Foreign Currency Administration System (SICAD 2) rate of 49.8 bolívars per U.S. dollar since that would be the only mechanism available to us to access U.S. dollars to be able to make a dividend payment. For the remaining bolívar cash balance and all other bolívar-denominated monetary assets and liabilities, since we still had access to and was receiving U.S. dollars via the National Center of Foreign Commerce (CENCOEX) official rate of 6.3 bolívars per U.S. dollar we would continue to remeasure these items at the 6.3 rate. As a result, we recorded a remeasurement loss of $15 million in the three months ended March 31, 2014. In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 bolivars per U.S. dollar. Due to this devaluation, as of March 31, 2013, we remeasured our bolivar denominated monetary assets and liabilities using the official exchange rate of 6.3 bolivars per U.S. dollar. As a result, we recorded a pretax loss of $13 million in the three months ended March 31, 2013 due to this devaluation.
(5)	As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, on February 3, 2014 we funded the cash consideration and issued the shares reserved under the Settlement agreement as defined therein. As a result, we recognized a gain on the Settlement agreement of $21 million, which primarily consisted of the release of certain tax and other liabilities.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	March 31, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$413.1	$992.4
Trade receivables, net(2)	911.6	1,126.4
Other receivables	154.6	147.9
Inventories	774.0	688.4
Other current assets	417.2	462.6

Total current assets	2,670.5	3,417.7
Property and equipment, net	1,118.4	1,134.5
Goodwill	3,115.7	3,114.6
Intangible assets, net	990.2	1,016.9
Other assets, net	675.5	450.5

Total assets	$8,570.3	$9,134.2

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$685.0	$81.6
Current portion of long-term debt	10.6	201.5
Accounts payable	573.0	524.5
Settlement agreement and related accrued interest(3)	—	925.1
Other current liabilities	856.8	968.1

Total current liabilities	2,125.4	2,700.8
Long-term debt, less current portion	4,110.5	4,116.4
Other liabilities	854.0	926.5

Total liabilities	7,089.9	7,743.7

Total parent company stockholders’ equity	1,479.0	1,389.1
Noncontrolling interests	1.4	1.4

Total stockholders’ equity	1,480.4	1,390.5

Total liabilities and stockholders’ equity	$8,570.3	$9,134.2

CALCULATION OF NET DEBT (1)

	March 31, 2014	December 31, 2013

Short-term borrowings	$685.0	$81.6
Current portion of long-term debt	10.6	201.5
Settlement agreement and related accrued interest	—	925.1
Long-term debt, less current portion	4,110.5	4,116.4

Total debt	4,806.1	5,324.6
Less: cash and cash equivalents	(413.1)	(992.4)

Net debt	$4,393.0	$4,332.2

(1)	The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	As of March 31, 2014, we had $217 million of borrowings outstanding under our accounts receivable securitization programs, and, accordingly, the receivables utilized as collateral under our accounts receivable securitization programs were reclassified from trade receivables, net to other current assets.
(3)	As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, on February 3, 2014 we funded the cash consideration and issued the shares reserved under the Settlement agreement.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2014	2013
		Revised(2)
Net earnings available to common stockholders - continuing operations	$71.8	$0.7
Adjustments to reconcile net earnings to net cash provided by operating activities - continuing operations(3)	76.9	92.4
Changes in:
Receivables, net	(9.1)	4.6
Inventories	(91.9)	(79.6)
Accounts payable	53.4	99.5
Settlement agreement and related accrued interest (4)	(929.7)	12.1
Changes in all other operating assets and liabilities	(109.4)	(167.5)

Cash flow used in operating activities - continuing operations	(938.0)	(37.8)

Capital expenditures for property and equipment	(28.4)	(25.5)
Other investing activities	1.4	1.3

Cash flow used in investing activities - continuing operations	(27.0)	(24.2)

Net proceeds from short-term borrowings and long-term debt(5)	403.0	34.7
Dividends paid on common stock	(25.5)	(25.4)
Payments of debt issuance costs	—	(7.7)
Payments of debt extinguishment costs	—	(26.2)
Other financing activities	—	(4.4)

Cash flow provided by (used in) financing activities - continuing operations	377.5	(29.0)

Cash flow from discontinued operations	—	(1.8)

Effect of foreign currency exchange rates on cash and cash equivalents	8.2	39.0

Cash and cash equivalents beginning of period	$992.4	$679.6
Change in cash and cash equivalents	(579.3)	(53.8)

Cash and cash equivalents end of period	$413.1	$625.8

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities - continuing operations(4)	$(938.0)	$(37.8)
Capital expenditures for property and equipment	(28.4)	(25.5)

Free Cash Flow(5)	$(966.4)	$(63.3)

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$519.1	$109.9

Income tax payments	$14.7	$31.2

SARs payments (less amounts included in restructuring payments)	$14.2	$17.0

Restructuring payments (including associated costs)	$26.6	$24.4

(1)	The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(3)	2014 primarily consists of depreciation and amortization of $83 million, and profit sharing expense of $10 million, partially offset by gain on Settlement agreement of $(21) million. 2013 primarily consists of depreciation and amortization of $80 million, loss on debt redemption of $32 million and profit sharing expense of $10 million, partially offset by deferred taxes, net of $(39) million.
(4)	In February 2014, we used $930 million of cash to fund the cash portion of the Settlement agreement and related accrued interest. To fund the cash payment, we used $555 million of cash and cash equivalents and utilized borrowings of $260 million from our revolving credit facility and $115 million from our accounts receivable securitization programs.
(5)	Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2014			2013
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised(3)
Net sales	$1,827.7	$—	$1,827.7	$1,828.9	$—	$1,828.9
Cost of sales	1,186.7	(1.1)	1,185.6	1,216.7	(1.5)	1,215.2

Gross profit	641.0	1.1	642.1	612.2	1.5	613.7
As a % of total net sales	35.1%		35.1%	33.5%		33.6%
Selling, general and administrative expenses	447.4	(3.5)	443.9	434.7	(4.4)	430.3
As a % of total net sales	24.5%		24.3%	23.8%		23.5%
Amortization expense of intangible assets acquired	31.2	—	31.2	31.9	—	31.9
Stock appreciation rights expense	0.5	(0.5)	—	18.0	(18.0)	—
Costs related to the acquisition and integration of Diversey	0.9	(0.9)	—	0.4	(0.4)	—
Restructuring and other charges (credits)	6.1	(6.1)	—	(0.2)	0.2	—

Operating profit	154.9	12.1	167.0	127.4	24.1	151.5
As a % of total net sales	8.5%		9.1%	7.0%		8.3%
Interest expense	(78.5)	—	(78.5)	(90.8)	—	(90.8)
Foreign currency exchange losses related to Venezuelan subsidiaries	(15.0)	15.0	—	(13.1)	13.1	—
Gain on Settlement agreement, net	21.1	(21.1)	—	—	—	—
Loss on debt redemption	(0.4)	0.4	—	(32.3)	32.3	—
Other income (expense), net	0.4	1.9	2.3	0.3	0.1	0.4

Income from continuing operations before income tax provision	82.5	8.3	90.8	(8.5)	69.6	61.1
Income tax provision (benefit)	10.7	8.7	19.4	(9.2)	20.4	11.2

Effective income tax rate	13.0%		21.4%	108.2%		18.3%
Net earnings from continuing operations	71.8	(0.4)	71.4	0.7	49.2	49.9
Net earnings from discontinued operations	—	—	—	2.0	2.0	—

Net earnings available to common stockholders	$71.8	$(0.4)	$71.4	$2.7	$51.2	$49.9

Net earnings per common share:
Diluted:
Continuing operations	$0.33	$—	$0.33	$—	$0.23	$0.23
Discontinued operations	—	—	—	0.01	0.01	—

Net earnings per common share - diluted	$0.33	$—	$0.33	$0.01	$0.24	$0.23

Weighted average number of common shares outstanding:

Diluted	214.5	214.5	214.5	212.7	212.7	212.7

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$167.0			$151.5
Other income (expense), net			2.3			0.4
Depreciation and amortization			82.8			79.5

Non-U.S. GAAP Adjusted EBITDA			$252.1			$231.4

As a % of total net sales			13.8%			12.7%

(1)	The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, losses recorded on debt redemption and financing activities and stock appreciation rights (“SARs”) expense and in 2014 the gain on the Settlement agreement, which primarily consisted of the release of certain tax and other liabilities and deferred tax valuation reserves.
(3)	In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(4)	Depreciation and amortization includes:

	Three Months Ended March 31,
	2014	2013
Depreciation of property, plant and equipment	$37.1	$40.0
Amortization of intangible assets acquired	31.2	31.9
Amortization of deferred share-based compensation	14.5	7.6

Total	$82.8	$79.5

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

	Three Months Ended
	March 31,		%
	2014	2013	Change
		Revised(2)
Net Trade Sales:
Food Care	$904.3	$903.1	0.1%
As a % of Total Company net trade sales	49.5%	49.4%
Diversey Care	505.1	512.9	(1.5)%
As a % of Total Company net trade sales	27.6%	28.0%
Product Care	393.8	387.2	1.7%
As a % of Total Company net trade sales	21.5%	21.2%

Total Reportable Segments Net sales	1,803.2	1,803.2	—
Other	24.5	25.7	(4.7)%

Total Company Net Trade Sales	$1,827.7	$1,828.9	—

	Three Months Ended
	March 31,		%
	2014	2013	Change
		Revised(2)
Adjusted EBITDA:
Food Care	$159.5	$145.7	9.5%
Adjusted EBITDA Margin	17.6%	16.1%
Diversey Care	44.5	42.6	4.5%
Adjusted EBITDA Margin	8.8%	8.3%
Product Care	70.1	62.6	12.0%
Adjusted EBITDA Margin	17.8%	16.2%

Total Reportable Segments Adjusted EBITDA	274.1	250.9	9.2%
Other	(22.0)	(19.5)	12.8%

Non-U.S. GAAP Total Company Adjusted EBITDA	$252.1	$231.4	8.9%

Adjusted EBITDA Margin	13.8%	12.7%

(1)	As previously announced, effective as of January 1, 2014, the Company changed its segment reporting structure in order to reflect the way management now makes operating decisions and manages the growth and profitability of the business. See our Current Report on Form 8-K filed with the SEC on April 16, 2014 for further details.
(2)	In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SEGMENT INFORMATION - CONTINUED

SUPPLEMENTARY INFORMATION(1)

(Unaudited)

Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to Net Earnings from Continuing Operations:

	Three Months Ended
	March 31,
	2014	2013
		Revised(2)
Non-U.S. GAAP Total Company Adjusted EBITDA	$252.1	$231.4
Depreciation and amortization (3)	(82.8)	(79.5)
Special items(4):
Restructuring and other charges(5)	(6.1)	0.2
Other restructuring associated costs included in cost of sales and selling general and administrative expenses	(4.6)	(5.9)
SARs	(0.5)	(18.0)
Costs related to the acquisition and integration of Diversey	(0.9)	(0.4)
Foreign currency exchange losses related to Venezuelan subsidiaries	(15.0)	(13.1)
Loss on debt redemption	(0.4)	(32.3)
Gain on Settlement agreement in 2014 and related costs	21.1	(0.1)
Other expense, net	(1.9)	—
Interest expense	(78.5)	(90.8)
Income tax provision (benefit)	10.7	(9.2)

U.S. GAAP net earnings from continuing operations	$71.8	$0.7

Notes:

(1)	The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	In December 2013, we sold our rigid medical packaging business. The financial results of the rigid medical business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(3)	Depreciation and amortization by segment is as follows:

	Three Months Ended
	March 31,
	2014	2013
		Revised(2)
Food Care	$32.0	$30.2
Diversey Care	32.3	34.7
Product Care	10.6	9.7

Total reportable segments	74.9	74.6
Other	7.9	4.9

Total Company depreciation and amortization	$82.8	$79.5

(4)	Includes items we consider unusual or special items. See Note 2 of “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA”
(5)	Restructuring and other charges by segment is as follows:

	Three Months Ended
	March 31,
	2014	2013
		Revised(2)
Food Care	$4.1	$(1.4)
Diversey Care	0.4	(0.8)
Product Care	1.5	2.0

Total reportable segments	6.0	(0.2)
Other	0.1	—

Total Company restructuring and other charges	$6.1	$(0.2)

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

(Unaudited)

(In millions)

	Three Months Ended March 31, 2014
	Food Care		Diversey Care		Product Care		Other		Total Company
Volume - Units	$(1.6)	(0.2)%	$(10.1)	(2.0)%	$1.8	0.5%	$(1.8)	(7.0)%	$(11.7)	(0.6)%
Product price/mix (2)	37.2	4.1	16.3	3.2	8.4	2.1	0.5	1.9	62.4	3.4
Foreign currency translation	(34.4)	(3.8)	(14.0)	(2.7)	(3.6)	(0.9)	0.1	0.4	(51.9)	(2.8)

Total change (U.S. GAAP)	$1.2	0.1%	$(7.8)	(1.5)%	$6.6	1.7%	$(1.2)	(4.7)%	$(1.2)	—%

Foreign currency translation	$34.4	3.8%	$14.0	2.7%	$3.6	0.9%	$(0.1)	(0.4)%	$51.9	2.8%

Total constant dollar change (Non-U.S. GAAP)(3)	$35.6	3.9%	$6.2	1.2%	$10.2	2.6%	$(1.3)	(5.1)%	$50.7	2.8%

(1)	The results above are presented on a continuing operations basis, excluding our rigid medical business, which we sold in December 2013.
(2)	Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries. The impact to our reported product price/mix of these purchases in other countries at selling prices denominated in U.S. dollars or euros.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

Unaudited

(In millions)

	Three Months Ended March 31, 2014
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume - Units	$(9.3)	$(11.4)	$2.0	$8.3	$(1.3)	$(11.7)
% change	(1.3)%	(2.0)%	1.0%	4.2%	(0.9)%	(0.6)%
Product price/mix	33.5	2.3	17.5	5.9	3.2	62.4
% change	4.8%	0.4%	8.9%	3.0%	2.2%	3.4%
Foreign currency translation	(5.9)	14.3	(31.8)	(13.1)	(15.4)	(51.9)
% change	(0.8)%	2.4%	(16.3)%	(6.6)%	(10.5)%	(2.8)%

Total change (U.S. GAAP)	$18.3	$5.2	$(12.3)	$1.1	$(13.5)	$(1.2)

% change	2.7%	0.8%	(6.4)%	0.6%	(9.2)%	—%

Foreign currency translation	$5.9	$(14.3)	$31.8	$13.1	$15.4	$51.9

Total constant dollar change (Non-U.S. GAAP)	$24.2	$(9.1)	$19.5	$14.2	$1.9	$50.7

Constant dollar % change	3.5%	(1.6)%	9.9%	7.2%	1.3%	2.8%

(1)	The results above are presented on a continuing operations basis, excluding our rigid medical business, which we sold in December 2013.
(2)	AMAT = Asia, Middle East, Africa and Turkey.
(3)	JANZ = Japan, Australia and New Zealand.